UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 24, 2007

Date of report (Date of earliest event reported)

K-tel International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-07115	41-0946588
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2491 Xenium Lane North

Plymouth, Minnesota 55441

 (Address of principal executive offices, including zip code)

(763) 559-5566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS.

On April 24, 2007, K-tel International, Inc. (the “Company”) issued a press release announcing that on Tuesday, April 24, 2007, it filed with the Securities and Exchange Commission Amendment No. 1 to its Schedule 13E-3 in connection with a 1-for-5,000 reverse split of the Company’s common stock intended to take the Company private (the “Reverse Split”).   Amendment No. 1 was filed to, among other things, reflect an increase in the amount to be paid to the Company’s shareholders owning fractional shares after the Reverse Split from $.0625 to $.095 per share, in accordance with the determination by the Special Committee of the Company’s Board of Directors that $.095 per share is fair to its shareholders.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Number	Exhibit
99.1	K-tel International, Inc. Press Release, dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-tel International, Inc.

Date: April 24, 2007	By:	/s/ Philip Kives
Name: Philip Kives
Title: President and Chief Executive Officer